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                                                                    Exhibit 23.2
                             KELLER & COMPANY, INC.
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017

                                 (614) 766-1426
                               (614) 766-1459 FAX


February 2, 1998


Re:  Valuation Appraisal of Columbia Financial of Kentucky, Inc.
     Columbia Federal Savings Bank
     Fort Mitchell, Kentucky

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion on Form AC to be filed by Columbia Federal Savings Bank and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form S-1 to be filed by Columbia Financial of Kentucky, Inc. with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Form AC and any amendments thereto and in the notice and Application for Conversion filed by Columbia Federal Savings Bank, Fort Mitchell, Kentucky.


Very truly yours,

KELLER & COMPANY, INC.



By: /s/ Michael R. Keller
    -----------------------
    Michael R. Keller
    President